Exhibit 23.1

KPMG LLP Chartered Accountants 2700-205 5 Avenue SW Calgary, AB T2P 4B9	Telephone Telefax Internet	(403) 691-8000 (403) 691-8008 www.kpmg.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of TC PipeLines GP, Inc., General Partner of TC PipeLines, LP:

We consent to the incorporation by reference in the registration statement (No. 333-156114) on Form S-3 of TC PipeLines, LP of our report dated April 29, 2009, with respect to the consolidated balance sheets of TC PipeLines GP, Inc. as of December 31, 2008 and 2007, which report appears in Exhibit 99.1 to the Form 10-Q of TC PipeLines, LP dated April 30, 2009.

/s/ KPMG LLP

Chartered Accountants

Calgary, Canada
November 12, 2009